© Fifth Third Bancorp | All Rights Reserved Ó Fifth Third Bancorp | All Rights Reserved Fifth Third Bancorp 1Q23 Earnings Presentation April 20, 2023 Refer to earnings release dated April 20, 2023 for further information.

© Fifth Third Bancorp | All Rights Reserved This presentation contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. All statements other than statements of historical fact are forward-looking statements. These statements relate to our financial condition, results of operations, plans, objectives, future performance, capital actions or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “potential,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K as updated by our filings with the U.S. Securities and Exchange Commission (“SEC”). There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) effects of the global COVID-19 pandemic; (2) deteriorating credit quality; (3) loan concentration by location or industry of borrowers or collateral; (4) problems encountered by other financial institutions; (5) inadequate sources of funding or liquidity; (6) unfavorable actions of rating agencies; (7) inability to maintain or grow deposits; (8) limitations on the ability to receive dividends from subsidiaries; (9) cyber-security risks; (10) Fifth Third’s ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; (11) failures by third-party service providers; (12) inability to manage strategic initiatives and/or organizational changes; (13) inability to implement technology system enhancements; (14) failure of internal controls and other risk management systems; (15) losses related to fraud, theft, misappropriation or violence; (16) inability to attract and retain skilled personnel; (17) adverse impacts of government regulation; (18) governmental or regulatory changes or other actions; (19) failures to meet applicable capital requirements; (20) regulatory objections to Fifth Third’s capital plan; (21) regulation of Fifth Third’s derivatives activities; (22) deposit insurance premiums; (23) assessments for the orderly liquidation fund; (24) replacement of LIBOR; (25) weakness in the national or local economies; (26) global political and economic uncertainty or negative actions; (27) changes in interest rates and the effects of inflation; (28) changes and trends in capital markets; (29) fluctuation of Fifth Third’s stock price; (30) volatility in mortgage banking revenue; (31) litigation, investigations, and enforcement proceedings by governmental authorities; (32) breaches of contractual covenants, representations and warranties; (33) competition and changes in the financial services industry; (34) changing retail distribution strategies, customer preferences and behavior; (35) difficulties in identifying, acquiring or integrating suitable strategic partnerships, investments or acquisitions; (36) potential dilution from future acquisitions; (37) loss of income and/or difficulties encountered in the sale and separation of businesses, investments or other assets; (38) results of investments or acquired entities; (39) changes in accounting standards or interpretation or declines in the value of Fifth Third’s goodwill or other intangible assets; (40) inaccuracies or other failures from the use of models; (41) effects of critical accounting policies and judgments or the use of inaccurate estimates; (42) weather-related events, other natural disasters, or health emergencies (including pandemics); (43) the impact of reputational risk created by these or other developments on such matters as business generation and retention, funding and liquidity; (44) changes in law or requirements imposed by Fifth Third’s regulators impacting our capital actions, including dividend payments and stock repurchases; and (45) Fifth Third's ability to meet its environmental and/or social targets, goals and commitments. You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The information contained herein is intended to be reviewed in its totality, and any stipulations, conditions or provisos that apply to a given piece of information in one part of this press release should be read as applying mutatis mutandis to every other instance of such information appearing herein. Copies of those filings are available at no cost on the SEC’s website at www.sec.gov or on our website at www.53.com. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. In this presentation, we may sometimes provide non-GAAP financial information. Please note that although non-GAAP financial measures provide useful insight to analysts, investors and regulators, they should not be considered in isolation or relied upon as a substitute for analysis using GAAP measures. We provide a discussion of non-GAAP measures and reconciliations to the most directly comparable GAAP measures in later slides in this presentation, as well as on pages 26 through 28 of our 1Q23 earnings release. Management does not provide a reconciliation for forward-looking non-GAAP financial measures where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the occurrence and the financial impact of various items that have not yet occurred, are out of the Bancorp's control or cannot be reasonably predicted. For the same reasons, Bancorp's management is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures. Cautionary statement 2

© Fifth Third Bancorp | All Rights Reserved Reported 1 Adjusted 1 EPS $0.78 $0.83 ROA 1.10% 1.17% ROE 13.7% 14.5% ROTCE 20.5% 15.4% NIM 3.29% 3.29% Efficiency ratio 60.0% 58.6% PPNR $887MM $930MM CET1 2 9.25% • Period-end and average total deposits were flat compared to 4Q22 • Net charge-off ratio of 0.26%, 30-89 day early stage delinquencies of 0.26%, and NPA ratio of 0.51% • Revenue increased 18%, PPNR 1 increased 34% (adjusted PPNR 1 increased 39%), and net income increased 13% compared to 1Q22 • Efficiency ratio 1 improved approximately 5 points, adjusted efficiency 1 of 58.6% improved approximately 6 points compared to 1Q22 • Tangible book value per share ex. AOCI (a) increased 7% compared to 1Q22 • Generated consumer household growth of 3% compared to 1Q22 excl. AOCI For end note descriptions, see end note summary starting on page 42 1Q23 highlights 3

Net interest income[1]


Total net interest income; $ millions
$1,198
2.59%
$1,582
3.35%
$1,522
3.29%
1Q22
4Q22
1Q23
NII
NIM

4Q22 to 1Q23 Reported NII & NIM Walk

NII $ in millions; NIM change in bps

	NII	NIM
4Q22	$1,582	3.35%
Net market rate benefit	12	3
Loan balances / mix	(3)	(2)
Securities portfolio	(5)	1
Deposit balances / mix	(47)	(10)
Day Count	(24)	2
Other, net	7	-
1Q23	$1,522	3.29%

4

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 42

Noninterest income



$684
$709
$735
$777
$696
$723
Total noninterest income; $ millions
1Q22
4Q22
1Q23
Noninterest income
Adjusted noninterest income (excl. securities gains/losses,net)[1]

Securities losses/(gains), net ($ in millions)	1Q22	4Q22	1Q23
Net loss attributable to legacy venture equity investments	$12	$1	$7
Net losses/(gains) attributable to non-qualified deferred compensation plans (NQDC), primarily offset in expenses	14	(2)	(10)
Other losses/(gains), net	(12)	(1)	(1)
Securities losses/(gains), net	**$14**	**($2)**	**($4)**

1Q23 vs. 4Q22

- Adjusted noninterest income[1] down $54 million, or 7%
- Primary drivers:
  - Other noninterest income (down 52%) driven by recognition of tax receivable agreement revenue of $46 million in the prior quarter
  - Card and processing revenue (down 3%) reflecting seasonally lower interchange revenue
  - Partially offset by mortgage banking net revenue (up 10%) reflecting an increase in mortgage servicing revenue and a decrease in MSR asset decay

1Q23 vs. 1Q22

- Adjusted noninterest income[1] up $14 million, or 2%
- Primary drivers:
  - Commercial banking revenue (up 19%) reflecting increased loan syndication revenue, fixed income sales and trading revenue, and M&A advisory revenue
  - Mortgage banking net revenue (up 33%) reflecting a decrease in MSR asset decay and an increase in mortgage servicing revenue
  - Partially offset by service charges on deposits (down 10%) reflecting the market related impact of higher earnings credits and the elimination of consumer non-sufficient funds fees in July 2022

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 42

5

Noninterest expense



$1,222
$1,222
$1,218
$1,218
$1,331
$1,319
Total noninterest expense; $ millions
1Q22
4Q22
1Q23
Noninterest expense
Adjusted noninterest expense¹

($ in millions)	1Q22	4Q22	1Q23
Non-qualified deferred compensation expense/(benefit), primarily offset in securities gains/losses	$(12)	$6	$12

1Q23 vs. 4Q22

- Adjusted noninterest expense[1] up $101 million, or 8%
- Primary drivers:
  - Compensation and benefits (up 16%), reflecting a seasonal increase, including $12 million from NQDC plans
  - Technology and communications (up 6%) reflecting continued modernization investments
  - Card and processing (up 5%)
  - Impact of FDIC assessment

1Q23 vs. 1Q22

- Adjusted noninterest expense[1] up $97 million, or 8%
- Primary drivers:
  - Compensation and benefits (up 5%)
  - Marketing expense (up 21%)
  - Technology and communications (up 17%)
  - Card and processing expense (up 16%)
  - Impact of FDIC assessment

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 42

6

Interest earning assets

Average loan & lease balances

$ in billions; loan & lease balances excluding HFS



$113.5
$42.1
3.41%
$71.4
1Q22
$121.4
$44.5
5.10%
$76.8
4Q22
$122.8
$45.4
5.63%
$77.4
1Q23
Commercial
Consumer
Total loan yield

% change

QoQ	*YoY*
+2%	*+8%*
+1%	*+8%*

Period-end loan & lease balances

$ in billions; loan & lease balances excluding HFS



$115.9
$42.9
$72.9
1Q22
$121.5
$45.1
$76.4
4Q22
$122.9
$45.6
$77.2
1Q23
Commercial
Consumer

% change

QoQ	*YoY*
+1%	*+6%*
+1%	*+6%*

Average securities[1] and short-term investments

$ in billions



$70.7
$28.3
2.84%
$42.4
1Q22
$64.8
$6.3
3.00%
$58.5
4Q22
$63.8
$5.3
3.06%
$58.5
1Q23
Securities1
Short-term investments
Taxable securities yield

% change

QoQ	*YoY*
(16%)	*(81%)*
—	*+38%*

Period-end HFS loan & lease balances

$ in billions



$2.6
$2.6
$0.0
1Q22
$1.0
$0.9
$0.1
4Q22
$0.7
$0.7
$0.0
1Q23
Commercial
Consumer

% change

QoQ	*YoY*
(22%)	*(72%)*
(67%)	*+4%*

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 42; totals shown above may not foot due to rounding

7

Deposits and wholesale funding

Average deposit balances

$ in billions



$0.3
$168.7
$168.4
0.04%
$3.6
$161.1
$157.5
1.12%
$4.3
$160.6
1.76%
$156.3
1Q22
4Q22
1Q23
CDs > $250K
Core deposits
Total interest bearing deposit costs

% change

QoQ	*YoY*
+22%	*NM*
(1%)	*(7%)*

Average wholesale funding balances

$ in billions



$12.6
2.71%
$23.4
3.83%
$23.7
4.49%
1Q22
4Q22
1Q23
Total wholesale funding
Wholesale funding cost

% change

QoQ	*YoY*
+1%	*+89%*

Period-end deposit balances

$ in billions



$0.2
$170.6
$170.4
$3.2
$163.7
$160.5
$5.6
$163.0
$157.4
1Q22
4Q22
1Q23
CDs > $250K
Core deposits

% change

QoQ	*YoY*
+73%	*NM*
(2%)	*(8%)*

Period-end wholesale funding balances

$ in billions



$12.2
$22.0
$26.0
1Q22
4Q22
1Q23
Total wholesale funding

% change

QoQ	*YoY*
+19%	*+114%*

© Fifth Third Bancorp | All Rights Reserved

Note: totals shown above may not foot due to rounding

8

We have a high-quality deposit franchise

High concentration of operating deposit balances which has proven to be stickier in this environment

Consumer franchise highlights

- 88% FDIC insured[1]
- 71% of retail are stable per LCR reporting
- 92% of consumers have more than one product
- 69% of consumers are digitally active
- >80% of balances from clients with 5+ year tenure
- Average age of household: 13 years
- 1.2 million Momentum Households (~50% of total)
- YoY consumer checking household growth of 3.1%, with growth accelerating after the SIVB failure

Household growth exceeds the U.S. population

YoY growth; FITB as of March 2023



0.4%
2.1%
3.1%
7.3%
US Census 2022
FITB Midwest
FITB total footprint
FITB Southeast

Deposit mix by segment

as of 3/31/23



W&AM 7%
Commercial 38%
Consumer 55%

60% of Total Bancorp Deposits are FDIC Insured

Commercial deposit franchise highlights

- 26% FDIC insured[1]
- 88% of balances represented by relationships that utilize Treasury Management services (including 73% of uninsured)
- Balanced-weighted relationship age of 24 years
- Median relationship deposit balance of $375K
- Added as many new commercial relationships over the weekend of SIVB failure as a normal month

Limited sector concentration risk

Excludes insured sweep deposits



8%
8%
8%
8%
8%
8%
7%
6%
Professional services
Other services
Healthcare
Manufacturing
Public administration
Insurance
Mortgage finance & other banking
Real estate
Remaining 13 sectors all <5%

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 42; totals shown above may not foot due to rounding

9

© Fifth Third Bancorp | All Rights Reserved 10 Our deposit franchise stands out among peers One of the highest % of insured deposits among peers 1 As of 4Q22; % of deposits insured Strong balance sheet in uncertain times #2 of 34 in Coin and currency revenue #2 of 29 in Retail lockbox remittances #4 of 38 in Total check clearing #5 of 40 in Total ACH originations #5 of 35 in Account reconciliations #7 of 36 in Wholesale lockbox remittances #8 of 34 in Controlled disbursements #8 of 30 in Purchasing cards #9 of 31 in Demand deposit accounts Top 10 Ranking in EY Cash Management Survey As of 4Q22; cash + AFS securities (FV) / uninsured deposits High percentage of operating deposit relationships 2022 ACH data from NACHA; deposit balances as of 4Q22 For end note descriptions, see end note summary starting on page 42

© Fifth Third Bancorp | All Rights Reserved 11 Expect deposit betas to perform in-line or better than the industry Cumulative interest-bearing deposit beta expectations through 4Q23 36% ~49% beta ~43% beta FITB Industry 1 Higher Assumed Beta Lower Assumed Beta FY23 NII Outlook Based On These Terminal Beta Assumptions For end note descriptions, see end note summary starting on page 42 Interest bearing deposit beta calculation includes CDs and excludes demand deposits + 7% + 10%

© Fifth Third Bancorp | All Rights Reserved (4) bps impact from adoption of ASU 2022-02 Early stage delinquencies and NPAs Net charge-offs (NCOs) ACL as % of portfolio loans and leases • Drivers of $37MM increase in ACL: ‒ $86MM reserve build excluding the one-time $49M impact of adopting ASU 2022-02 • $88MM net increase related to Dividend Finance For end note descriptions, see end note summary starting on page 42 Credit quality overview 12 NPA ratio 1 30-89 days past due as a % of portfolio loans 1 Consumer NCO ratioCommercial NCO ratio Total NCO ratio 1Q211Q20 1Q22 4Q22 1Q23 0.66% 0.44% 0.32% 0.43% 0.27% 0.17% 0.25% 0.12% 0.05% 0.38% 0.22% 0.13% 0.42% 0.26% 0.17% 1Q20 1Q21 1Q22 4Q22 1Q23 0.60% 0.35% 0.28% 0.72% 0.25% 0.49% 0.30% 0.44% 0.51% 0.26%

© Fifth Third Bancorp | All Rights Reserved 13 Office represents 1.3% of total loans Office CRE portfolio stats $ billions $ balance % of total loans Multifamily $3.0 2.4% Office 1.6 1.3 Hospitality 1.5 1.2 Retail 1.2 1.0 Industrial 0.9 0.7 Other 2.2 1.8 Total non-owner occupied CRE $10.4 8.4% As of 3/31/23; CRE is non-owner occupied Limited office CRE exposure with strong credit quality Office 1.3% Other CRE 7.1% Average loan commitment $9.5 million NCOs / average loans (LTM) (0.01)% Delinquencies / loans 0.01% NPL / loans 0.2% Criticized loans / loans 8.2% As of 1Q23; Non-owner occupied For end note descriptions, see end note summary starting on page 42; totals shown above may not foot due to rounding Total Bancorp loans $124BN • Central business district represents <0.1% of total loans • Class A properties represent 70% of portfolio • $4M in total NCOs over past 5 years; 0.06% annualized NCO ratio Additional non-owner occupied office CRE metrics Class A properties

Allowance for credit losses

Allocation of allowance by product

$ in millions

	1Q23				Change in rate	
					Compared to:	
Allowance for loan & lease losses	**Amount**	*impact of accounting policy change*	**% of portfolio loans & leases**	*impact of accounting policy change*	**4Q22**	**CECL Day 1**
Commercial and industrial loans	811	*3*	1.41%	*0.00%*	0.05%	0.19%
Commercial mortgage loans	245	1	2.18%	*0.00%*	(0.05%)	0.61%
Commercial construction loans	69	0	1.24%	*0.00%*	(0.42%)	0.34%
Commercial leases	18	0	0.66%	*0.00%*	0.11%	(0.22%)
Total commercial loans and leases	**1,143**	4	**1.48%**	*0.00%*	—	**0.23%**
Residential mortgage loans	185	*(36)*	1.05%	*(0.22%)*	(0.34%)	(0.56%)
Home equity	124	*(6)*	3.13%	*(0.17%)*	(0.16%)	(0.24%)
Indirect secured consumer loans	212	*(1)*	1.29%	*(0.01%)*	0.16%	0.36%
Credit card	236	*(9)*	13.40%	*(0.42%)*	(0.15%)	2.05%
Other consumer loans	315	*(1)*	5.42%	*0.00%*	0.46%	1.54%
Total consumer loans	**1,072**	*(53)*	**2.35%**	*(0.12%)*	**(0.02%)**	**(0.11%)**
Allowance for loan & lease losses	**2,215**	*(49)*	**1.80%**	*(0.04%)*	**(0.01%)**	**0.11%**
Reserve for unfunded commitments[1]	**232**					
Allowance for credit losses	**2,447**	*(49)*	**1.99%**	*(0.04%)*	**0.01%**	**0.17%**

- **1 bp increase in ACL compared to prior quarter**
  - **5 bps increase due to Dividend Finance change**
  - **4 bps decrease due to accounting policy change related to TDRs**

For end note descriptions, see end note summary starting on page 42; totals shown above may not foot due to rounding

© Fifth Third Bancorp | All Rights Reserved

14

Strong liquidity and capital position

Liquidity position

$ in billions

Liquidity Sources	12/31/22	3/31/23
Fed Reserves	~$7	~$9
Unpledged Investment Securities	~$41	~$31
Available FHLB Borrowing Capacity	~$8	~$8
Current Fed Discount Window Availability	~$43	~$44
Available BTFP Capacity	-	~$7
Total	**~$100**	**~$100**

- Loan-to-core deposit ratio of 78%
- $4.7 billion in Holding Company cash, sufficient to satisfy all fixed obligations in a stressed environment for ~21 months
- For several years, we have performed:
  - Daily LCR calculations
  - Monthly liquidity stress tests, including two FITB-specific scenarios over and above regulatory requirements
  - Monthly 2052a complex liquidity monitoring reporting

Capital position

Common equity tier 1 ratio[1]



Includes impact of TDR accounting change
9.28%
~31 bps
(~13 bps)
(~12 bps)
(~6 bps)
(~7 bps)
~4 bps
9.25%
4Q22
Net income to common
Common dividends
Share repurchases
RWA
Modified CECL transition
Other
1Q23

- Plan to pause 2Q23 share repurchases

Projected AOCI accretion[2]

$ in billions; AOCI of current 3/31 securities and swap portfolios, after-tax[3]



$2.0
~45% capital accretion
$(4.4)
Next 7 quarters of accretion
$(2.4)
03/31/23
12/31/2024E

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 42; totals shown above may not foot due to rounding

15

Classification: Internal Use © Fifth Third Bancorp | All Rights Reserved 16 Consistently investing for growth through the cycle Consistent strong financial results and top tier profitability Consistent NIM and credit discipline Consistent customer acquisition growth Consistent peer-leading efficiency ratio De novo investments in the Southeast Sales force additions & marketing investments Scaling fintech platforms Platform modernization and digital enablement Consistent outcomesConsistent investments in our businesses • Over 70 Southeast branches added since 2019 • Product innovation led by Momentum Banking in Consumer and Expert AP and Expert AR in Commercial • Added 45 Commercial and Wealth sales FTE in 2022; expect additional sales force expansion in 2023 • Marketing spend increased 10% in 2022 • Expect Dividend Finance loan production in 2023 of ~$4.5BN (with period-end balances of ~$5BN at YE23) 1 • Expanding Provide product offering; expect loan production in 2023 of ~$0.9BN (with period-end balances of ~$2.7BN at YE23) 1 For end note descriptions, see end note summary starting on page 42

© Fifth Third Bancorp | All Rights Reserved Noninterest expense 1 up 4 – 5% (FY22 baseline: $4.719BN) Net charge-off ratio 25 – 35 bps Effective tax rate ~23% For end note descriptions, see end note summary starting on page 42 As of April 20, 2023; please see cautionary statements on page 2 Total revenue 1 up 6 – 8% (FY22 baseline: $8.487BN; Includes securities g/l) (including HFS) Avg. loans & leases up 2 – 3% Current expectations FY 2023 compared to FY 2022 17 assumes a 25 basis point hike in May 2023 and no 2023 cuts Allowance for credit losses expect ~$100MM build per quarter due to loan growth (primarily Dividend Finance) and assumes no change to macroeconomic outlook and risk profile as of 1Q23 Net interest income 1 Noninterest income 1 stable to up 1% up 7 – 10% (FY22 baseline: $5.625BN) (FY22 baseline: $2.944BN)

© Fifth Third Bancorp | All Rights Reserved Net interest income 1 Noninterest income 1 up 2 – 3% Noninterest expense 1 down 8 – 9% down ~1% (1Q23 baseline: $1.522BN) (1Q23 baseline: $723MM) (1Q23 baseline: $1.319BN) Net charge-off ratio 25 – 35 bps Effective tax rate ~23% For end note descriptions, see end note summary starting on page 42 As of April 20, 2023; please see cautionary statements on page 2 Total revenue 1 stable (1Q23 baseline: $2.249BN; Includes securities g/l) (including HFS) Avg. loans & leases stable to up 1% Current expectations 2Q23 compared to 1Q23 18 assumes a 25 basis point rate hike in May 2023 Allowance for credit losses expect ~$100MM build due to loan growth (primarily Dividend Finance) and assumes no change to macroeconomic outlook and risk profile as of 1Q23

© Fifth Third Bancorp | All Rights Reserved Appendix 19

© Fifth Third Bancorp | All Rights Reserved 20 Our purpose, vision, and core values support our commitment to generating sustainable value for stakeholders Our Vision Be the One Bank people most value and trust Our Core Values Our Purpose To improve the lives of our customers and the well-being of our communities Work as One Bank Take Accountability Be Respectful Act with Integrity Living our purpose guided by our vision and values

Sustainability priorities and metrics

Addressing climate change

~$24BN in sustainable financing towards $100BN goal

208 due diligence reviews for sensitive sectors in compliance with E&S Risk Management Framework[1]

52% reduction in Scope 1 and 2 GHG emissions since 2014[3]

100% renewable energy purchased since 2019

Achieved carbon neutrality in our operations since 2020[4]

$500MM inaugural Green Bond issued in October 2021[5]

Promoting inclusion and diversity

$2.8BN accelerating racial equality, equity and inclusion initiative

36% board diversity[2]

58% women; **28%** persons of color in workforce

>99% pay equity for women and minorities[7]

$190MM Tier 1 diverse supplier spend, 11% of net addressable spend[3]

Launched employee **Sustainability Business Resource Group** in June 2022

Keeping the customer at the center

12MM customer outreach calls, continuing our heightened connection to the customer

3.1% YoY consumer household growth

Low reliance on punitive consumer fees, with **$13MM in NSF fees eliminated and $39MM in overdraft fees avoided** with Extra Time®

$27BN deposited up to 2 days early with Early Pay®

$26MM in consumer cash back rewards with 5/3 Cash/Back cards

22% reduction in monthly complaint volume since 2019

Demonstrating our commitment to employees

$20/hour minimum wage with over 40% of workforce receiving mid-year compensation increase

Up to 7% 401(k) employer contribution with **80%** participation

~776K hours of training (40 hours average / FTE)

Decrease in overall turnover from 21.2% in 2021, to 21.0% in 2022

New flexible PTO policy including volunteer paid time away for full-time (8 hours) and part-time (4 hours) employees

Strengthening our communities

$180MM Neighborhood Investment Program in nine majority-Black communities

$1.2BN provided in community development lending and investment in 2021

$39.2MM in charitable donations to support communities[6]

~3MM people educated through our LIFE programs[8]

~118K hours of community service and **$6MM** in employee giving

Fifth Third is committed to supporting customers, communities and employees

21

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 42

A recognized leader in sustainability among peers

Actions Demonstrating Leadership

$500,000 donated for hurricane relief in Florida
Through Fifth Third Foundation in addition to other assistance programs

Published 3rd ESG report
Available on ir.53.com

Announced 10-year $100BN Environmental & Social Finance Target
Expansion of the original $8BN renewable energy goal achieved in June 2022

Aligned executive compensation to ESG priorities
ESG Funding Modifier added to 2022 Variable Compensation Plan

Established sustainability office
Leading comprehensive environmental, social and governance strategy, which includes the Bank's climate strategy and sustainable finance initiatives

Acquisition of Dividend Finance
A leading fintech point-of-sale (POS) lender, providing financing solutions for residential renewable energy and sustainability-focused home improvement

$20 minimum wage per hour
Effective July 2022, increase from $18 per hour since 2019

Expanded operational sustainability goals
Announced six new operational sustainability targets to be achieved by 2030, including Scope 1 and 2 GHG emissions reduction of 75%

Third-party recognitions

"OUTSTANDING" Received highest overall rating possible on most recent Community Reinvestment Act performance examination from the Office of the Comptroller of Currency, including each of the three tests: Lending, Investment, Service.

2023 World's Most Ethical Companies – Ethisphere 4-Time Honoree

FTSE4Good

Bloomberg Gender-Equality Index 2022

America's Most Responsible Companies 2022 – Newsweek, statista

The Best Employers for Diversity – Forbes 2022, Powered by Statista

3BL Media – Responsible CEO of the Year – Community Impact 2021

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MSCI	S&P Global	ESG Risk Rating[2]	CSRHub	SSGA	Refinitiv
ESG Rating	ESG Score		ESG Ranking	R-Factor Score	ESG Combined Score
January 2023	*Corporate Sustainability Assessment*	*January 2023*	*January 2023*	*January 2023*	*January 2023*
A	88rd percentile	Low Risk	89st percentile	Outperformer	A- (80/100)
Upgraded 3 notches	*Top among peers[1]*	*Top quartile among peers[1]*	*Top among peers[1]*	*Top 10-30% among Commercial Banks*	*Top among peers[1]*

22

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 42

Strong liquidity profile

Unsecured debt maturities

$ millions – excl. Retail Brokered & Institutional CDs



$4,712
$2,250
$2,500
$1,850
$750
$500
2023
2024
2025
2026
2027
2028 on
Fifth Third Bancorp
Fifth Third Bank
Fifth Third Financial Corp

Composition of deposits by segment

Period-end as of 1Q23



7%
38%
55%
Consumer and Small Business Banking
Commercial Banking
Wealth & Asset Management

Holding company:

- Holding Company cash as of March 31, 2023: $4.7BN
- Cash currently sufficient to satisfy all fixed obligations in a stressed environment for ~21 months (debt maturities, common and preferred dividends, interest, and other expenses) without accessing capital markets, relying on dividends from subsidiaries or any other actions
- The Holding Company did not issue or have long-term debt maturities in 1Q23

Bank entity:

- The Bank did not issue long-term debt in 1Q23
- ~$0.8BN of Bank debt was redeemed in 1Q23 including $0.2BN of sub debt acquired with MBFI
- Available and contingent borrowing capacity (1Q23):
  - FHLB ~$7.9BN available, ~$16.1BN total
  - Federal Reserve Discount Window ~$44.4BN
  - Federal Reserve BTFP ~$7.2BN

© Fifth Third Bancorp | All Rights Reserved

23

Balance sheet positioning

Commercial loans[1,2,3]

$25.0BN fixed [3] | $52.2BN variable [1,2]

- 1M based: 44% [7,12]
- 3M based: 7% [7,12]
- Prime & O/N based: 15% [7,12]
- Other based: 2% [7,10,12]
- Weighted avg. life: 1.9 years [1,3]



4%
7%
15%
74%

C&I	28% Fix | 72% Variable
Coml. mortgage	43% Fix | 57% Variable
Coml. construction	28% Fix | 72% Variable
Coml. lease	100% Fix | 0% Variable

Consumer loans[1]

$38.3BN fixed | $7.3BN variable [1]

- 1M based: 1% [8,12]
- 12M based: 1% [8,12]
- Prime: 12% [8]
- Other based: 2% [8,12,13]
- Weighted avg. life: 3.8 years[1]



4%
13%
9%
36%
38%

Auto/Indirect	100% Fix | 0% Variable
Resi mtg.& construction	91% Fix | 9% Variable
Home equity	8% Fix | 92% Variable
Other	81% Fix | 19% Variable
Credit card	41% Fix | 59% Variable

Investment portfolio

- 65% allocation to bullet/ locked-out cash flow securities
- AFS yield: 3.04% [5]
- Effective duration of 5.3[6]
- Net unrealized pre-tax loss: $5.2BN
- 98% AFS[11]



21%
23%
56%

Level 1	97% Fix | 3% Variable
Level 2A	100% Fix | 0% Variable
Non-HQLA/ Other	84% Fix | 16% Variable

Includes $5.1BN non-agency CMBS (All super-senior, AAA-rated securities; 59.9% WA LTV, ~38.0% WA credit enhancement)

Long-term debt[4]

$7.1BN fixed | $5.8BN variable[4]

- 1M based: 0%[9]
- 3M based: 0%[9]
- SOFR based: 45%
- Weighted avg. life: 4.6 years



1%
2%
20%
77%

Senior debt	50% Fix | 50% Variable
Sub debt	71% Fix | 29% Variable
Auto securiz. proceeds	100% Fix | 0% Variable
Other	85% Fix | 15% Variable

- **The information above incorporates the impact of $12BN in active cash flow hedges ($8BN in C&I receive-fixed swaps and $4BN in CRE receive-fixed swaps) and ~$6.0BN fair value hedges associated with long-term debt (receive-fixed swaps).**
- **The impacts of PPP loans (given the expected temporary nature) are excluded**

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 42; totals shown above may not foot due to rounding

24

Investment portfolio composition

Total securities portfolio

AFS portfolio; amortized cost basis; as of 3/31/23



Total securities portfolio
$56B
~30% of interest earning assets
Agency CMBS 52%
Non-agency CMBS 9%

CMBS portfolio is AAA-rated

Agency CMBS

- $29BN portfolio
- ~85% in Fannie/Freddie deals risk weighted at 20% and remaining ~15% are GNMA and risk weighted at 0%
- Same financial backing as a GSE plain MBS deal that us and peers are invested in; unconditional government guarantee for GNMA and conditional government guarantee for Fannie and Freddie

Non-agency CMBS

- $5BN portfolio
- All positions are super-senior AAA rated with 38% WA credit enhancements
- Securities are 20% risk-weighted and are pledgeable to the FHLB
- Underlying loans in our structures have a WA LTV of ~60%
- Our credit risk team analyzes transactions at the underlying property-level, similar to what we do for all our CRE loan commitments
  - Leverage analytical tools with over 40+ years of historical data to stress the securities at an individual property level on a recurring basis, including significant market distress in real estate valuations.

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 42; totals shown above may not foot due to rounding

25

Managing rate risk against conservative outcomes

Estimated NII sensitivity profile and ALCO policy limits

	% Change NII (FTE)		ALCO policy limit	
Change in interest rates (bps)	12 months	13 to 24 months	12 months	13 to 24 months
+200 Ramp over 12 months	(3.1%)	(5.2%)	(4.0%)	(6.0%)
+100 Ramp over 12 months	(1.5%)	(2.3%)	NA	NA
-100 Ramp over 12 months	0.4%	0.2%	NA	NA
-200 Ramp over 12 months	0.5%	(0.6%)	(8.0%)	(12.0%)

Estimated NII sensitivity at specific betas

	Beta of 50%		Beta of 60%	
Change in interest rates (bps)	12 months	13 to 24 months	12 months	13 to 24 months
+200 Ramp over 12 months	1.1%	3.0%	(0.7%)	(0.3%)
+100 Ramp over 12 months	0.6%	1.6%	(0.3%)	—%

Estimated NII sensitivity with demand deposit balance changes

	% Change in NII (FTE)			
	$1BN balance decline		$1BN balance increase	
Change in interest rates (bps)	12 months	13 to 24 months	12 months	13 to 24 months
+200 Ramp over 12 months	(4.1%)	(6.2%)	(2.1%)	(4.1%)
+100 Ramp over 12 months	(2.3%)	(3.2%)	(0.6%)	(1.4%)
-100 Ramp over 12 months	(0.3%)	(0.4%)	1.1%	0.8%
-200 Ramp over 12 months	(0.1%)	(1.0%)	1.1%	(0.1%)

Rate Risk models assume approximately 70-75% effective up betas and 60-65% down betas in our baseline NII sensitivity used in IRR simulations[1,2]

- Models are calibrated to performance in prior rate cycles
- Cycle to date, we have outperformed modeled betas
- Additionally, rate risk measures assume no deposit re-pricing lags and $800MM of DDA runoff per 100 bps of rate hikes

As of March 31, 2023:

- 48% of HFI loans were variable rate net of existing hedges (68% of total commercial; 16% of total consumer)[3]
- Short-term borrowings represent approximately 29% of total wholesale funding, or 4% of total funding
- Approximately $9.8 billion in non-core funding matures beyond one year

26

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 42

© Fifth Third Bancorp | All Rights Reserved ($3BN @ 2.25% 1- month LIBOR strike) Cash flow hedges continue to protect NIM 1 EOP notional value of cash flow hedges ($ in billions) Actual Cash flow hedges For end note descriptions, see end note summary starting on page 42 Swap protection extends through 2031 ~125MM uplift starting in 2025 regardless of rate environment 27 Floors Forward starting swaps Existing swaps weighted average receive fix rate (swaps only) 2.37% 2.37% 2.37% 3.32%2.34% 2.34%2.34% 2.35% 2.50% 3.17% 3.19% 3.27% 3.29% 3.44% 2

© Fifth Third Bancorp | All Rights Reserved Mortgage banking results $ in millions Mortgage banking net revenue Mortgage originations and margins • Mortgage banking net revenue increased $6 million from the prior quarter, primary reflecting a $4 million increase in gross servicing fees. • $1.4 billion in originations, down 37% from the prior quarter and down 59% compared to the year-ago quarter; ~83% purchase volume Note: totals shown above may not foot due to rounding $ in billions 1.10% 1.18% 0.84% 0.85% 0.95% 0.80% 0.74% 0.86%Gain-on-sale margin Gain-on-sale margin represents gains on all loans originated for sale divided by salable originations. Rate lock margin Rate lock margin represents gains recorded associated with salable rate locks divided by salable rate locks. 1.05% 1.21% 28 $52 $31 $69 $63 Mortgage banking net revenue $69

Preferred dividend schedule

Upcoming preferred dividend schedule[1]

$ in millions	2Q23	3Q23	4Q23	1Q24
Series H[2]	~$15	~$12	~$12	~$12
Series I	~$8	~$8	~$8	~$10
Series J *Floating (3ML + 3.129%)[2]*	~$6	~$6	~$6	~$6
Series K	~$3	~$3	~$3	~$3
Series L	~$4	~$4	~$4	~$4
Class B Series A	~$3	~$3	~$3	~$3
Total	**~$39**	**~$36**	**~$36**	**~$38**

29

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 42; totals shown above may not foot due to rounding

© Fifth Third Bancorp | All Rights Reserved 1Q22 4Q22 1Q23 NCO ratio 1 0.05% 0.13% 0.17% 30-89 Delinquencies 0.15% 0.14% 0.15% 90+ Delinquencies 0.02% 0.02% 0.02% Nonperforming Loans 2 0.44% 0.34% 0.43% 30 Portfolio loans $ in billions Period-end QoQ change Average QoQ change Key statistics Total commercial portfolio overview For end note descriptions, see end note summary starting on page 42; totals shown above may not foot due to rounding 4.7% 4.2% 1.9% 1.4% 0.8% 3.8% 2.9% 1.0% 0.8% 1.1% Period-endAverage

© Fifth Third Bancorp | All Rights Reserved 1Q22 4Q22 1Q23 NCO ratio 1 0.07% 0.14% 0.21% 30-89 Delinquencies 0.16% 0.14% 0.17% 90+ Delinquencies 0.02% 0.02% 0.03% Nonperforming Loans 2 0.50% 0.38% 0.49% 31 Portfolio loans $ in billions Period-end QoQ change Average QoQ change Key statistics Revolving Line Utilization Trend 3 Commercial & industrial overview For end note descriptions, see end note summary starting on page 42; totals shown above may not foot due to rounding 6.0% 5.5% 2.1% 1.8% 0.9% 4.5% 4.1% 0.6% 1.4% 0.9% Period-endAverage

© Fifth Third Bancorp | All Rights Reserved 1Q22 4Q22 1Q23 NCO ratio 1 (0.03%) 0.00% 0.04% 30-89 Delinquencies 0.12% 0.16% 0.04% 90+ Delinquencies 0.01% 0.00% 0.00% Nonperforming Loans 2 0.30% 0.29% 0.29% Commercial real estate overview 32 CRE Mortgage Balance by occupancy CRE Construction Balance by property type Average – Commercial Mortgage Average – Commercial Construction Period-end – Commercial Mortgage Period-end – Commercial Construction Portfolio loans Key statistics Period-end QoQ change Average QoQ change For end note descriptions, see end note summary starting on page 42; totals shown above may not foot due to rounding $ in billions 3.6% (0.1%) 2.6% (0.4%) 2.0% 2.0% 1.1% 1.5% 0.8% 1.1% Multifamily Other Retail Hospitality Office Industrial Home Builder Non-Owner Occupied Owner Occupied 1Q22 2Q22 3Q22 4Q22 1Q23 Hospitality 20% Multifamily 19% Office 19% Retail 18% Industrial 6% Other 17% Non-owner occupied property type mix

© Fifth Third Bancorp | All Rights Reserved 1Q22 4Q22 1Q23 NCO ratio 1 0.25% 0.38% 0.42% 30-89 Delinquencies 0.41% 0.57% 0.44% 90+ Delinquencies 0.09% 0.06% 0.06% Nonperforming Loans 2 0.49% 0.56% 0.57% Weighted average FICO at origination 3 765 765 765 Weighted average LTV at origination 77% 78% 78% Total consumer portfolio overview 33 Portfolio FICO score at origination 3 $ in billions Portfolio loans Key statistics Period-end QoQ change Average QoQ change For end note descriptions, see end note summary starting on page 42; totals shown above may not foot due to rounding 1.9% 3.0% 1.3% 1.5% 1.9% 2.7% 2.0% 1.0% 2.0% 1.2% 750+720-749<660 660-719 3% Period-endAverage

© Fifth Third Bancorp | All Rights Reserved 1Q22 4Q22 1Q23 NCO ratio 1 (0.02%) 0.01% 0.00% 30-89 Delinquencies 0.09% 0.17% 0.10% 90+ Delinquencies 0.08% 0.04% 0.05% Nonperforming Loans 2 0.51% 0.70% 0.73% Weighted average FICO at origination 3 767 765 764 Weighted average LTV at origination 70% 71% 71% Residential Mortgage overview 34 Portfolio FICO score at origination 3 $ in billions Portfolio loans Key statistics Period-end QoQ change Average QoQ change For end note descriptions, see end note summary starting on page 42; totals shown above may not foot due to rounding 1.9% 5.2% 1.5% (0.2%) — 4.6% 2.5% 0.2% 0.2% (0.1%) 750+720-749<660 660-719 4% Period-endAverage

© Fifth Third Bancorp | All Rights Reserved 1Q22 4Q22 1Q23 NCO ratio 1 (0.07%) 0.02% (0.04%) 30-89 Delinquencies 0.64% 0.74% 0.58% 90+ Delinquencies 0.03% 0.02% 0.03% Nonperforming Loans 2 1.97% 1.66% 1.72% Weighted average FICO at origination 3 764 767 767 Weighted average LTV at origination 68% 67% 67% Home equity overview 35 Portfolio FICO score at origination 3 $ in billions Portfolio loans Key statistics Period-end QoQ change Average QoQ change For end note descriptions, see end note summary starting on page 42; totals shown above may not foot due to rounding (4.1%) (2.8%) 1.6% 1.7% (0.5%) (4.1%) (0.3%) 2.4% 1.0% (2.0%) 750+720-749<660 660-719 2% Period-endAverage

© Fifth Third Bancorp | All Rights Reserved 1Q22 4Q22 1Q23 NCO ratio 1 0.17% 0.32% 0.34% 30-89 Delinquencies 0.62% 0.86% 0.67% 90+ Delinquencies 0.05% 0.00% 0.00% Nonperforming Loans 2 0.13% 0.18% 0.16% Indirect secured consumer overview 36 Portfolio FICO score at origination Includes primarily RV & Marine $ in billions Portfolio loans Key statistics Period-end QoQ change Average QoQ change For end note descriptions, see end note summary starting on page 42; totals shown above may not foot due to rounding 1% 4.8% 0.6% (2.8%) (1.3%) 0.4% 3.8% (2.3%) (2.2%) (0.6%) (0.4%) 750+720-749<660 660-719 Weighted average FICO at origination 3 768 768 767 Weighted average LTV at origination 88% 88% 88% Period-endAverage

© Fifth Third Bancorp | All Rights Reserved 1Q22 4Q22 1Q23 NCO ratio 1 3.13% 2.85% 3.43% 30-89 Delinquencies 1.01% 1.12% 1.02% 90+ Delinquencies 0.83% 0.96% 1.02% Nonperforming Loans 2 1.36% 1.44% 1.65% Credit card overview 37 Portfolio FICO score at origination 3 750+720-749<660 660-719 $ in billions Portfolio loans Key statistics Period-end QoQ change Average QoQ change For end note descriptions, see end note summary starting on page 42; totals shown above may not foot due to rounding (2.8%) 0.8% 3.1% 2.2% (0.8%) (4.3%) 4.3% 0.4% 5.9% (6.0%) Weighted average FICO at origination 3 741 743 743 4% Period-endAverage

© Fifth Third Bancorp | All Rights Reserved 1Q22 2Q22 3Q22 4Q22 1Q23 Balance, beginning of period $337 $323 $319 $298 $263 Transfers to nonaccrual status 54 49 91 68 121 Transfers to accrual status (2) — — (5) (1) Transfers to held for sale (4) — (19) — — Loan paydowns/payoffs (52) (17) (48) (63) (22) Transfer to OREO — — — — — Charge-offs (11) (37) (47) (36) (33) Draws/other extensions of credit 1 1 2 1 6 Balance, end of period $323 $319 $298 $263 $334 1Q22 2Q22 3Q22 4Q22 1Q23 Balance, beginning of period $161 $211 $220 $224 $252 Transfers to nonaccrual status 97 64 56 83 99 Transfers to accrual status (23) (29) (22) (19) (33) Transfers to held for sale — — — — — Loan paydowns/payoffs (16) (20) (20) (19) (22) Transfer to OREO (1) (1) (1) (3) (5) Charge-offs (7) (6) (10) (15) (33) Draws/other extensions of credit — 1 1 1 1 Balance, end of period $211 $220 $224 $252 $259 NPL 1 Rollforward Commercial Consumer $ in millions $ in millions $ in millions For end note descriptions, see end note summary starting on page 42 38 Total NPL $534 $539 $522 $515 $593 Total new nonaccrual loans - HFI $151 $113 $147 $151 $220 Total NPL

© Fifth Third Bancorp | All Rights Reserved 1Q23 adjustments and notable items Adjusted EPS of $0.83 1 1Q23 reported EPS of $0.78 included a negative $0.05 impact from the following notable items: • $31 million pre-tax (~$24 million after-tax 2 ) charge related to the valuation of the Visa total return swap • $12 million pre-tax (~9 million after-tax 2 ) charge related to restructuring severance expense For end note descriptions, see end note summary starting on page 42 39

Non-GAAP reconciliation

Fifth Third Bancorp and Subsidiaries $ and shares in millions (unaudited)	For the Three Months Ended March 2023	December 2022	September 2022	June 2022	March 2022
Net income (U.S. GAAP) (a)	$558	$737	$653	$562	$494
Net income (U.S. GAAP) (annualized) (b)	$2,263	$2,924	$2,591	$2,254	$2,003
Net income available to common shareholders (U.S. GAAP) (c)	$535	$699	$631	$526	$474
Add: Intangible amortization, net of tax	9	10	10	9	9
Tangible net income available to common shareholders (d)	$544	$709	$641	$535	$483
Tangible net income available to common shareholders (annualized) (e)	$2,206	$2,813	$2,543	$2,146	$1,959
Net income available to common shareholders (annualized) (f)	$2,170	$2,773	$2,503	$2,110	$1,922
Average Bancorp shareholders' equity (U.S. GAAP) (g)	$17,977	$16,857	$18,864	$19,248	$21,402
Less: Average preferred stock (h)	(2,116)	(2,116)	(2,116)	(2,116)	(2,116)
Average goodwill	(4,915)	(4,925)	(4,926)	(4,744)	(4,514)
Average intangible assets and other servicing rights	(163)	(176)	(188)	(158)	(150)
Average tangible common equity (i)	$10,783	$9,640	$11,634	$12,230	$14,622
Less: Average accumulated other comprehensive income ("AOCI")	4,442	5,386	3,037	2,397	(129)
Average tangible common equity, excluding AOCI (j)	$15,225	$15,026	$14,671	$14,627	$14,493
Adjustments (pre-tax items)					
Valuation of Visa total return swap	31	38	17	18	11
Restructuring severance expense	12	—	—	—	—
Branch impairment charges	—	6	—	—	—
Net disposition charges/(gain)	—	—	—	6	—
Adjustments - after-tax[1] (k)	$33	$34	$13	$19	$8
Adjustments (tax related items)					
Tax benefit associated with resolution of certain acquisition related tax matters	—	(15)	—	—	—
Adjustments (tax related items) (l)	—	(15)	—	—	—
Adjusted net income [(a) + (k)+ (l)]	$591	$756	$666	$581	$502
Adjusted net income (annualized) (m)	$2,397	$2,999	$2,642	$2,330	$2,036
Adjusted net income available to common shareholders [(c) + (k) + (l)]	$568	$718	$644	$545	$482
Adjusted net income available to common shareholders (annualized) (n)	$2,306	$2,849	$2,555	$2,186	$1,955
Adjusted tangible net income available to common shareholders [(d) + (k) + (l)]	577	$728	$654	$554	$491
Adjusted tangible net income available to common shareholders (annualized) (o)	$2,340	$2,888	$2,595	$2,222	$1,991
Average assets (p)	$205,084	$206,017	$206,688	$205,897	$209,150
Metrics:					
Return on assets (b) / (p)	1.10%	1.42%	1.25%	1.09%	0.96%
Adjusted return on assets (m) / (p)	1.17%	1.46%	1.28%	1.13%	0.97%
Return on average common equity (f) / [(g) + (h)]	13.7%	18.8%	14.9%	12.3%	10.0%
Adjusted return on average common equity (n) / [(g) + (h)]	14.5%	19.3%	15.3%	12.8%	10.1%
Return on average tangible common equity (e) / (i)	20.5%	29.2%	21.9%	17.5%	13.4%
Adjusted return on average tangible common equity (o) / (i)	21.7%	30.0%	22.3%	18.2%	13.6%
Adjusted return on average tangible common equity, excluding AOCI (o) / (j)	15.4%	19.2%	17.7%	15.2%	13.7%

For end note descriptions, see end note summary starting on page 42; totals shown above may not foot due to rounding

© Fifth Third Bancorp | All Rights Reserved

40

Non-GAAP reconciliation

Fifth Third Bancorp and Subsidiaries

$ and shares in millions (unaudited)	For Three Months Ended March 2023	December 2022	September 2022	June 2022	March 2022
Average interest-earning assets (a)	**$187,407**	**$187,640**	**$185,378**	**$184,406**	**$187,894**
Net interest income (U.S. GAAP) (b)	$1,517	$1,577	$1,498	$1,339	$1,195
Add: Taxable equivalent adjustment	5	5	4	3	3
Net interest income (FTE) (c)	**$1,522**	**$1,582**	**$1,502**	**$1,342**	**$1,198**
Net interest income (FTE) (annualized) (d)	**$6,173**	**$6,276**	**$5,959**	**$5,383**	**$4,859**
Noninterest income (U.S. GAAP) (e)	**$696**	**$735**	**$672**	**$676**	**$684**
Valuation of Visa total return swap	31	38	17	18	11
Branch impairment charges	—	6	—	—	—
Net disposition charges/(gain)	—	—	—	6	—
Adjusted noninterest income (f)	**$727**	**$779**	**$689**	**$700**	**$695**
Add: Securities (gains)/losses	(4)	(2)	38	32	14
Adjusted noninterest income, (excl. securities (gains)/losses)	**$723**	**$777**	**$727**	**$732**	**$709**
Noninterest expense (U.S. GAAP) (g)	**$1,331**	**$1,218**	**$1,167**	**$1,112**	**$1,222**
Restructuring severance expense	(12)	—	—	—	—
Adjusted noninterest expense (h)	**$1,319**	**$1,218**	**$1,167**	**$1,112**	**$1,222**
Metrics:					
Revenue (FTE) (c) + (e)	**2,218**	**2,317**	**2,174**	**2,018**	**1,882**
Adjusted revenue (c) + (f)	**2,249**	**2,361**	**2,191**	**2,042**	**1,893**
Pre-provision net revenue [(c) + (e) - (g)]	**887**	**1,099**	**1,007**	**906**	**660**
Adjusted pre-provision net revenue [(c) + (f) - (h)]	**930**	**1,143**	**1,024**	**930**	**671**
Net interest margin (FTE) (d) / (a)	**3.29%**	**3.35%**	**3.22%**	**2.92%**	**2.59%**
Efficiency ratio (FTE) (g) / [(c) + (e)]	**60.0%**	**52.6%**	**53.7%**	**55.1%**	**64.9%**
Adjusted efficiency ratio (h) / [(c) + (f)]	**58.6%**	**51.6%**	**53.3%**	**54.5%**	**64.6%**

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 42; totals shown above may not foot due to rounding

41

© Fifth Third Bancorp | All Rights Reserved Slide 3 end notes 1. Reported ROTCE, NIM, pre-provision net revenue, and efficiency ratio are non-GAAP measures: all adjusted figures are non-GAAP measures; see reconciliation on pages 40 and 41 of this presentation and the use of non-GAAP measures on pages 26-28 of the earnings release. 2. Current period regulatory capital ratios are estimated. Slide 4 end notes 1. Results are on a fully-taxable equivalent basis; non-GAAP measure: see reconciliation on pages 40 and 41 of this presentation and use of non-GAAP measures on pages 26-28 of the earnings release. Slide 5 end notes 1. Non-GAAP measure: see reconciliation on pages 40 and 41 of this presentation and use of non-GAAP measures on pages 26-28 of the earnings release. Slide 6 end notes 1. Non-GAAP measure: see reconciliation on pages 40 and 41 of this presentation and use of non-GAAP measures on pages 26-28 of the earnings release. Slide 7 end notes 1. Includes taxable and tax-exempt securities. Slide 9 end notes 1. Insured by FDIC product type Slide 10 end notes 1. Includes select large-cap banks. Slide 11 end notes 1. Data sourced from S&P Global Market Intelligence, industry data consists of U.S. Commercial Banks exceeding $100B in assets Slide 12 end notes 1. Excludes HFS loans. Slide 14 end notes 1. 1Q23 commercial and consumer portfolio make up $129M and $103M, respectively, of the total reserve for unfunded commitment. Slide 15 end notes 1. Current period regulatory capital ratios are estimated. 2. See forward-looking statements on page 2 of this presentation regarding forward-looking non-GAAP measures and use of non-GAAP measures on pages 26-28 of the earnings release. 3. Analysis based on 3/31/2023 portfolio utilizing the implied forward curve as of 4/3/2023 Slide 16 end notes 1. See forward-looking statements on page 2 of this presentation regarding forward-looking non-GAAP measures and use of non-GAAP measures on pages 26-28 of the earnings release. 42 Earnings presentation end notes

© Fifth Third Bancorp | All Rights Reserved Earnings presentation end notes Slide 17 & 18 end notes 1. Non-GAAP measure: see forward-looking statements on page 2 of this presentation regarding forward-looking non-GAAP measures and use of non-GAAP measures on pages 26-28 of the earnings release. Slide 21 end notes Data is for fiscal year 2022, unless otherwise noted. 1. 9/23/2020 - 12/31/2022. The Environmental and Social Risk Management Framework (previously Environmental and Social Policy) can be found at ir.53.com/esg/environment 2. In terms of ethnicity or gender. 3. Preliminary 4. Data is through 9/30/2022 5. Refer to the 2021 ESG report for additional details on methodology. 6. For Scope 1, Scope 2 and business travel under Scope 3 emissions. Projected full year 2022 CO2e emissions are based on 2022 year-to-date data as well as historical company data from 2014-2021. Final CO2e emissions will be made available in 2023 following independent verification. 7. Since 2004 8. Sustainable Bond Report can be found at https://ir.53.com/esg/Sustainable-Bonds/. Slide 22 end notes 1. Peer Group comprises of Fifth Third's board approved peers. 2. From leading third party ESG data provider. Slide 24 end notes Note: Data as of 3/31/23. 1. Excludes HFS Loans & Leases. 2. Fifth Third had $12B of commercial variable loans classified as fixed given the impacts of $8BN in C&I receive-fix swaps and $4BN in CRE receive-fix swaps; Excludes forward starting swaps & floors; Excludes$3BN in out-of-the-money floors with a 2.25% 1ML strike currently on the balance sheet. 3. Excludes ~$0.05BN in Small Business Administration Paycheck Protection Program (PPP) loans. 4. Fifth Third had $5.95BN SOFR receive-fix swaps outstanding against long-term debt, which are being included in floating long-term debt. 5. Yield of the 1Q23 weighted average taxable and non-taxable (tax equivalent) available for sale portfolio. 6. Effective duration taxable and non-taxable available for sale portfolio. 7. As a percent of total commercial, excluding PPP loans. 8. As a percent of total consumer. 9. As a percent of par. 10. Includes 12M term, 6M term, and Fed Funds based loans. 11. Excludes equity securities. 12. Term points include LIBOR, SOFR, BSBY, AMERIBOR, Treasuries & FX curves. 13. Includes overnight term, 3M term, 6M term, 12M term and Fed Funds. Slide 26 end notes Note: Data as of 3/31/23; actual results may vary from these simulated results due to differences between forecasted and actual balance sheet composition, timing, magnitude, and frequency of interest rate changes, as well as other changes in market conditions and management strategies. 1. Re-pricing percentage or “beta” is the estimated change in yield after the 12-month ramp scenarios are fully realized and therefore reflects year-2. 2. Betas are asymmetrical as down betas assume floors 3. Excludes ~$0.05BN in Small Business Administration Paycheck Protection Program (PPP) loans. Slide 27 end notes 1. Represents forward looking statement, please refer to page 2 of this presentation regarding forward-looking non-GAAP measures; All swaps are receive fixed / pay 1-month LIBOR. 2. $3BN floors mature on 12/16/2024. 43

© Fifth Third Bancorp | All Rights Reserved Slide 29 end notes 1. Represents forward looking statement, please refer to page 2 of this presentation regarding forward-looking non-GAAP measures. 2. Projected dividends for Series J, Series H (converts to floating in 3Q23), and Series I (converts to floating in 1Q24) reflect 3m LIBOR plus applicable spread. Given the ongoing LIBOR transition, these will transition to SOFR-based calculations (pursuant to the Federal LIBOR legislation) on 6/30/2023. Slide 30 end notes Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 1. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. Slide 31 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. 3. Total commercial portfolio line utilization. Slide 32 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. Slide 33 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. 3. FICO distributions at origination exclude certain acquired mortgage & home equity loans, and ~$80 million of credit loans on book primarily ~15+ years. Slide 34 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. 3. FICO distributions at origination exclude certain acquired mortgage loans. Slide 35 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. 3. FICO distributions at origination exclude certain acquired home equity loans. Slide 36 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. Slide 37 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. 3. FICO distributions at origination exclude ~$80 million from credit loans on book primarily ~15+ years. 44 Earnings presentation end notes

© Fifth Third Bancorp | All Rights Reserved Slide 38 end notes 1. Loan balances exclude nonaccrual loans HFS. Slide 39 end notes 1. Average diluted common shares outstanding (thousands); 689,566; all adjusted figures are non-GAAP measures; see reconciliation on pages 40 and 41 of this presentation and the use of non-GAAP measures on pages 26-28 of the earnings release. 2. Assumes a 23% tax rate. Slide 40 end notes Note: See pages 26-28 of the earnings release for a discussion on the use of non-GAAP financial measures. 1. Assumes a 23% tax rate. Slide 41 end notes Note: See pages 26-28 of the earnings release for a discussion on the use of non-GAAP financial measures. 45 Earnings presentation end notes